Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

First Quarter 2026 Results

Princeton, NJ, April 23, 2026 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition at, and its results of operations for the quarter ended, March 31, 2026.

President/CEO Edward Dietzler commented on the quarter results, “The Company started 2026 with a strong quarterly performance, with net income of $6.2 million and diluted EPS of $0.91. These results were supported by an increase in non-interest income of over 15%, as well as a reduction in credit provision, and an improved net interest margin when compared to the fourth quarter of 2025."

The Company reported net income of $6.2 million, or $0.91 per diluted common share, for the first quarter of 2026, compared to $6.1 million, or $0.90 per diluted common share, for the fourth quarter of 2025, and net income of $5.4 million, or $0.77 per diluted common share, for the first quarter of 2025. The increase in net income for the first quarter of 2026 when compared to the fourth quarter of 2025 was primarily due to an increase in non-interest income of $332 thousand, an increase in net interest income of $228 thousand, and a decrease in provision for credit losses of $258 thousand, partially offset by an increase in non-interest expense of $686 thousand. The increase in net income for the first quarter of 2026 when compared to the first quarter of 2025 was primarily due to an increase in non-interest income of $261 thousand, an increase in net-interest income of $101 thousand, a decrease in non-interest expense of $377 thousand, and a decrease in the provision for credit losses of $424 thousand, partially offset by an increase of $312 thousand in income tax expense.

Review of Statements of Financial Condition

Total assets were $2.25 billion at March 31, 2026, a decrease of $29.4 million, or 1.29%, when compared to $2.28 billion at the December 31, 2025. The primary reason for the decrease in total assets was related to a decrease in cash and cash equivalents of $15.9 million and a decrease in investment securities of $15.2 million, partially offset by an increase in loans of $2.7 million.

Total deposits at March 31, 2026, decreased $33.5 million, or 1.70%, when compared to December 31, 2025. The decrease in the Company’s deposits consisted primarily of decreases in certificates of deposit of $53.2 million, and interest-bearing demand deposits of $25.3 million, partially offset by an increase in money market deposits of $26.5 million, non-interest-bearing demand deposits of $17.2 million, and savings deposits of $1.3 million. We believe that our balance sheet liquidity remains strong at March 31, 2026 with $119.8 million in cash and cash equivalents, as well as available for sale securities of $164.5 million.

Total stockholders’ equity at March 31, 2026 increased $2.9 million, or 1.07%, when compared to December 31, 2025. The increase was primarily due to an increase in retained earnings of $3.8 million (which consisted of $6.2 million in net income, partially offset by $2.4 million of cash dividends recorded during the period), partially offset by an increase in accumulated other comprehensive loss of $845 thousand due to increases in market interest rates. The ratio of equity to total assets at March 31, 2026 and at December 31, 2025 was 12.1% and 11.9%, respectively.

Asset Quality

At March 31, 2026, non-performing assets remained steady at $16.5 million, compared to $16.5 million at December 31, 2025.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $18.9 million for the first quarter of 2026, an increase of $228 thousand over the fourth quarter of 2025, and an increase of $101 thousand compared to $18.8 million for the first quarter of 2025. The increase in net interest income when compared with the fourth quarter of 2025 was primarily related to a decrease in interest expense of $913 thousand or, 7.0%, partially offset by a decrease in interest income of $685 thousand, or 2.2%. The increase in net interest income when compared with the first quarter of 2025 was primarily due to a $2.3 million decrease in interest expense, partially offset by a decrease in interest income of $2.2 million. The net interest margin for the first quarter of 2026 was 3.63%, an increase of 12 basis points when compared to the fourth quarter of 2025, and an increase of 12 basis points when compared to the first quarter of 2025. When comparing the first quarter of 2026 and the fourth quarter of 2025 periods, the decrease in interest income and increase in net interest margin were primarily associated with a decrease in average total investments of $24.6 million, a decrease in average loans of $1.7 million, partially offset by an increase in the Company’s yield earned on interest-earning assets of 2 basis points.

When comparing the first quarter of 2026 and first quarter of 2025, the $2.3 million decrease in interest expense was primarily due to the Company's cost of funds decreasing by 38 basis points and average interest-bearing deposits decreasing by $69.5 million. The decrease in interest expense was partially offset by a $2.2 million decrease in interest income caused by a decrease in average interest-earning assets of $60.6 million, and a decrease of 25 basis points in the yield earned on interest-earning assets.

The Company recorded a reversal of credit losses of $156 thousand during the first quarter of 2026, which consisted of a $291 thousand decrease recorded to the allowance of credit losses, offset by an increase to the provision for credit losses of $135 thousand related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarters' reversal of provision recorded on the Company’s statements of income was $258 thousand lower when compared to the fourth quarter of 2025 and was $424 thousand lower when compared to the first quarter of 2025. The coverage ratio of the allowance for credit losses to period end loans was 1.10% at March 31, 2026, and 1.12% at December 31, 2025.

Total non-interest income of $2.5 million for the first quarter of 2026 increased $332 thousand, or 15.7%, when compared to the fourth quarter of 2025 and increased $261 thousand, or 11.9%, when compared to the first quarter of 2025. The increase over the fourth quarter of 2025 was primarily due to an increase in other non-interest income of $320 thousand discussed below. The increase over the prior year’s first quarter was primarily due to increases in other non-interest income of $303 thousand, an increase in fees and service charges of $69 thousand, and an increase in income from bank-owned life insurance of $36 thousand, partially offset by a decrease in loan fees of $147 thousand. The increase in other non-interest income for the first quarter of 2026 was related to a gain recorded on an equity investment in the amount of $232 thousand recorded in the first quarter of 2026 compared to no such net gain in either the fourth or first quarters of 2025.

Total non-interest expense of $13.4 million for the first quarter of 2026 increased $686 thousand, or 5.4%, when compared to the fourth quarter of 2025. This increase over the prior quarter was primarily due to increases in salaries and employee benefits expenses of $608 thousand, occupancy and equipment expenses of $236 thousand, partially offset by a decrease in other non-interest expenses of $206 thousand. Total non-interest expense for the first quarter of 2026 decreased $377 thousand, or 2.7%, when compared to the first quarter of 2025, primarily due to lower salary and employee benefits expense and FDIC insurance expense.

For the quarter ended March 31, 2026, the Company recorded an income tax expense of $1.8 million, resulting in an effective tax rate of 22.6%, compared to an income tax expense of $1.8 million, resulting in an effective tax rate of 23.2% for the quarter ended December 31, 2025 and compared to an income tax expense of $1.5 million resulting in an effective tax rate of 21.9% for the quarter ended March 31, 2025.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the potential impact of any future Federal budget stalemates in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the global impact of foreign military conflicts; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; the timing and nature of the regulatory response to any applications filed by the Company and the Bank; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers' expectations for convenience and security; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk

Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				March 31, 2026 vs		March 31, 2026 vs
	March 31,	December 31,	March 31,	December 31, 2025		March 31, 2025
	2026	2025	2025	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$119,794	$135,686	$67,674	$(15,892)	(11.71)%	$52,120	77.02%
Securities available-for-sale- taxable	125,582	140,817	199,931	(15,235)	(10.82)%	(74,349)	(37.19)%
Securities available-for-sale- tax-exempt	38,975	39,752	39,304	(777)	(1.95)%	(329)	(0.84)%
Securities held-to-maturity	151	153	159	(2)	(1.31)%	(8)	(5.03)%
Loans receivable, net of deferred loan fees	1,819,133	1,816,416	1,856,539	2,717	0.15%	(37,406)	(2.01)%
Allowance for credit losses	(20,033)	(20,325)	(23,942)	292	(1.44)%	3,909	(16.33)%
Goodwill	14,381	14,381	14,381	—	—	—	—
Core deposit intangible	2,580	2,776	3,403	(196)	(7.06)%	(823)	(24.18)%
Other assets	153,204	153,491	160,648	(287)	(0.19)%	(7,444)	(4.63)%
TOTAL ASSETS	$2,253,767	$2,283,147	$2,318,097	$(29,380)	(1.29)%	$(64,330)	(2.78)%
LIABILITIES
Non-interest checking	$303,233	$286,013	$290,496	$17,220	6.02%	$12,737	4.38%
Interest checking	308,204	333,533	331,032	(25,329)	(7.59)%	(22,828)	(6.90)%
Savings	169,031	167,735	172,546	1,296	0.77%	(3,515)	(2.04)%
Money market	490,711	464,205	464,012	26,506	5.71%	26,699	5.75%
Time deposits over $250,000	241,134	256,929	220,968	(15,795)	(6.15)%	20,166	9.13%
Other time deposits	430,346	467,778	531,612	(37,432)	(8.00)%	(101,266)	(19.05)%
Total deposits	1,942,659	1,976,193	2,010,666	(33,534)	(1.70)%	(68,007)	(3.38)%
Other liabilities	37,509	36,242	40,444	1,267	3.50%	(2,935)	(7.26)%
TOTAL LIABILITIES	1,980,168	2,012,435	2,051,110	(32,267)	(1.60)%	(70,942)	(3.46)%
STOCKHOLDERS’ EQUITY							N/A
Paid-in capital	122,988	122,954	120,452	34	0.03%	2,536	2.11%
Treasury stock	(8,762)	(8,707)	(1,005)	(55)	0.63%	(7,757)	771.84%
Retained earnings	165,483	161,730	155,170	3,753	2.32%	10,313	6.65%
Accumulated other comprehensive income (loss)	(6,110)	(5,265)	(7,630)	(845)	16.05%	1,520	(19.92)%
TOTAL STOCKHOLDERS’ EQUITY	273,599	270,712	266,987	2,887	1.07%	6,612	2.48%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,253,767	$2,283,147	$2,318,097	(29,380)	(4.21)%	(64,330)	(2.78)%
Book value per common share	$40.26	$40.01	$38.56	$0.25	0.62%	$1.70	4.41%
Tangible book value per common share [1]	$37.76	$37.48	$36.00	$0.28	0.75%	$1.76	4.89%

1
Tangible book value per common share is a non-GAAP measure.

For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at March 31, 2026 and December 31, 2025 were as follows:

	March 31,	December 31,
	2026	2025
	(In thousands)
Commercial real estate	$1,323,347	$1,343,531
Commercial and industrial	80,673	76,557
Construction	210,862	209,483
Residential first-lien mortgages	170,553	163,813
Home equity / consumer	36,192	25,359
Total loans	1,821,627	1,818,743
Deferred fees and costs	(2,494)	(2,327)
Allowance for credit losses	(20,033)	(20,325)
Loans, net	$1,799,100	$1,796,091

The components of deposits at March 31, 2026 and December 31, 2025 were as follows:

	March 31,	December 31,
	2026	2025
	(In thousands)
Non-interest checking	$303,233	$286,013
Interest checking	308,204	333,533
Savings	169,031	167,735
Money market	490,711	464,205
Time deposits	671,480	724,707
Total deposits	$1,942,659	$1,976,193

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$28,066	$29,624	$(1,558)	(5.3)%
Available-for-sale debt securities:
Taxable	1,519	2,616	(1,097)	(41.9)%
Tax-exempt	274	284	(10)	(3.5)%
Held-to-maturity debt securities	2	2	—	—
Other interest and dividend income	1,210	769	441	57.3%
Total interest and dividends	31,071	33,295	(2,224)	(6.7)%
Interest expense
Deposits	12,213	14,538	(2,325)	(16.0)%
Borrowings	—	—	—	N/A
Total interest expense	12,213	14,538	(2,325)	(16.0)%
Net interest income	18,858	18,757	101	0.5%
Provision for (reversal of) credit losses	(156)	268	(424)	(158.2)%
Net interest income after provision for (reversal of) credit losses	19,014	18,489	525	2.8%
Non-interest income
Income from bank-owned life insurance	507	471	36	7.6%
Fees and service charges	580	511	69	13.5%
Loan fees, including prepayment penalties	528	675	(147)	(21.8)%
Other	836	533	303	56.8%
Total non-interest income	2,451	2,190	261	11.9%
Non-interest expense
Salaries and employee benefits	7,025	7,172	(147)	(2.0)%
Occupancy and equipment	2,392	2,285	107	4.7%
Professional fees	760	761	(1)	(0.1)%
Data processing and communications	1,627	1,626	1	0.1%
Federal deposit insurance	300	533	(233)	(43.7)%
Advertising and promotion	175	171	4	2.3%
Office	131	110	21	19.1%
Other real eastate owned	—	27	(27)	(100.0)%
Core deposit intangible	196	228	(32)	(14.0)%
Other	809	879	(70)	(8.0)%
Total non-interest expense	13,415	13,792	(377)	(2.7)%
Income before income tax expense	8,050	6,887	1,163	16.9%
Income tax expense	1,821	1,509	312	20.7%
Net income	$6,229	$5,378	$851	15.8%
Net income per common share - basic	$0.92	$0.78	$0.14	17.8%
Net income per common share - diluted	$0.91	$0.77	$0.14	18.5%
Weighted average shares outstanding - basic	6,788	6,905	(117)	(1.7)%
Weighted average shares outstanding - diluted	6,808	6,964	(156)	(2.2)%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$28,066	$28,597	$(531)	(1.9)%
Available-for-sale debt securities:
Taxable	1,519	1,797	(278)	(15.5)%
Tax-exempt	274	276	(2)	(0.7)%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	1,210	1,084	126	11.6%
Total interest and dividends	31,071	31,756	(685)	(2.2)%
Interest expense
Deposits	12,213	13,126	(913)	(7.0)%
Borrowings	—	—	—	N/A
Total interest expense	12,213	13,126	(913)	(7.0)%
Net interest income	18,858	18,630	228	1.2%
Provision for (reversal of) credit losses	(156)	102	(258)	(252.9)%
Net interest income after provision for (reversal of) credit losses	19,014	18,528	486	2.6%
Non-interest income
Income from bank-owned life insurance	507	528	(21)	(4.0)%
Fees and service charges	580	575	5	0.9%
Loan fees, including prepayment penalties	528	500	28	5.6%
Other	836	516	320	62.0%
Total non-interest income	2,451	2,119	332	15.7%
Non-interest expense
Salaries and employee benefits	7,025	6,417	608	9.5%
Occupancy and equipment	2,392	2,156	236	10.9%
Professional fees	760	789	(29)	(3.7)%
Data processing and communications	1,627	1,600	27	1.7%
Federal deposit insurance	300	275	25	9.1%
Advertising and promotion	175	160	15	9.4%
Office	131	117	14	12.0%
Core deposit intangible	196	200	(4)	(2.0)%
Other	809	1,015	(206)	(20.3)%
Total non-interest expense	13,415	12,729	686	5.4%
Income before income tax expense	8,050	7,918	132	1.7%
Income tax expense	1,821	1,838	(17)	(0.9)%
Net income	$6,229	$6,080	$149	2.5%
Net income per common share - basic	$0.92	$0.90	$0.02	2.2%
Net income per common share - diluted	$0.91	$0.90	$0.01	1.1%
Weighted average shares outstanding - basic	6,788	6,765	23	0.3%
Weighted average shares outstanding - diluted	6,808	6,787	21	0.3%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2026		2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,800,201	6.32%	$1,851,439	6.49%	$(51,238)	(0.17)%
Securities
Taxable available-for-sale	132,740	4.58%	203,992	5.13%	(71,252)	(0.55)%
Tax-exempt available-for-sale	40,054	2.73%	39,978	2.84%	76	(0.11)%
Held-to-maturity	152	5.33%	160	5.33%	(8)	—
Total Securities	172,946	4.15%	244,130	4.76%	(71,184)	(0.61)%
Other interest earning assets
Federal funds sold	68,415	3.72%	53,314	4.42%	15,101	(0.70)%
Other interest-earning assets	62,700	3.84%	16,028	4.81%	46,672	(0.97)%
Other interest-earning assets	131,115	3.78%	69,342	4.51%	61,773	(0.73)%
Total interest-earning assets	2,104,262	5.99%	2,164,911	6.24%	(60,649)	(0.25)%
Total non-earning assets	164,573		170,945
Total assets	$2,268,835		$2,335,856
Interest-bearing liabilities
Checking	$329,872	2.03%	$325,278	1.94%	$4,594	0.09%
Savings	168,820	2.13%	171,404	2.24%	(2,584)	(0.11)%
Money market	470,343	2.94%	476,338	3.10%	(5,995)	(0.16)%
Certificates of deposit	700,384	3.63%	765,942	4.45%	(65,558)	(0.82)%
Total interest-bearing deposits	1,669,419	2.97%	1,738,962	3.39%	(69,543)	(0.42)%
Non-interest bearing deposits	288,984		287,506
Total deposits	1,958,403	2.53%	2,026,468	2.91%	(68,065)	(0.38)%
Borrowings	—	N/A	—	N/A	—	N/A
Total interest-bearing liabilities (excluding non-interest deposits)	1,669,419	2.97%	1,738,962	3.39%	(69,543)	(0.42)%
Non-interest-bearing deposits	288,984		287,506
Total cost of funds	1,958,403	2.53%	2,026,468	2.91%	(68,065)	(0.38)%
Accrued expenses and other liabilities	38,114		45,354
Stockholders’ equity	272,318		264,034
Total liabilities and stockholders’ equity	$2,268,835		$2,335,856
Net interest spread		3.02%		2.85%
Net interest margin		3.63%		3.51%
Net interest margin (FTE) [1,2]		3.67%		3.56%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2026		December 31, 2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,800,201	6.32%	$1,801,913	6.30%	$(1,712)	0.02%
Securities
Taxable available-for-sale	132,740	4.58%	157,363	4.57%	(24,623)	0.01%
Tax-exempt available-for-sale	40,054	2.73%	39,981	2.77%	73	(0.04)%
Held-to-maturity	152	5.33%	154	5.33%	(2)	—
Total Securities	172,946	4.15%	197,498	4.20%	(24,552)	(0.05)%
Other interest earning assets
Federal funds sold	68,415	3.72%	87,963	3.83%	(19,548)	(0.11)%
Other interest-earning assets	62,700	3.84%	21,283	4.35%	41,417	(0.51)%
Other interest-earning assets	131,115	3.78%	109,246	3.94%	21,869	(0.16)%
Total interest-earning assets	2,104,262	5.99%	2,108,657	5.97%	(4,395)	0.02%
Total non-earning assets	164,573		168,225
Total assets	$2,268,835		$2,276,882
Interest-bearing liabilities
Checking	$329,872	2.03%	$316,278	2.04%	$13,594	(0.01)%
Savings	168,820	2.13%	167,008	2.26%	1,812	(0.13)%
Money market	470,343	2.94%	468,642	3.09%	1,701	(0.15)%
Certificates of deposit	700,384	3.63%	725,795	3.77%	(25,411)	(0.14)%
Total interest-bearing deposits	1,669,419	2.97%	1,677,723	3.10%	(8,304)	(0.13)%
Non-interest bearing deposits	288,984		293,467		(4,483)
Total deposits	1,958,403	2.53%	1,971,190	2.64%	(12,787)	(0.11)%
Borrowings	—	N/A	—	N/A	—	N/A
Total interest-bearing liabilities (excluding non-interest deposits)	1,669,419	2.97%	1,677,723	3.10%	(8,304)	(0.13)%
Non-interest-bearing deposits	288,984		293,467		(4,483)	—
Total cost of funds	1,958,403	2.53%	1,971,190	2.64%	(12,787)	(0.11)%
Accrued expenses and other liabilities	38,114		37,721
Stockholders’ equity	272,318		267,971
Total liabilities and stockholders’ equity	$2,268,835		$2,276,882
Net interest spread		3.02%		2.87%
Net interest margin		3.63%		3.51%
Net interest margin (FTE) [1,2]		3.67%		3.54%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2026	2025	2025	2025	2025
	March	December	September	June	March
Return on average assets	1.11%	1.06%	1.15%	0.12%	0.93%
Return on average equity	9.28%	9.00%	9.75%	1.04%	8.26%
Return on average tangible equity[1]	9.90%	9.62%	10.45%	1.12%	8.86%
Net interest margin	3.63%	3.51%	3.77%	3.54%	3.51%
Net interest margin (FTE)[1]	3.67%	3.54%	3.81%	3.58%	3.56%
Adjusted efficiency ratio[1]	62.03%	60.38%	63.68%	63.10%	64.75%
COMMON STOCK DATA
Market value at period end	$33.77	$34.69	$31.84	$30.54	$30.55
Market range:
High	$37.84	$36.69	$34.84	$32.97	$34.31
Low	$32.98	$29.75	$29.95	$27.69	$30.02
Book value per common share at period end	$40.26	$40.01	$39.48	$38.49	$38.56
Tangible book value per common share[1]	$37.76	$37.48	$36.80	$35.91	$36.00
Shares of common stock outstanding (in thousands)	6,796	6,766	6,773	6,806	6,923
CAPITAL RATIOS
Total capital (to risk-weighted assets)[2]	13.98%	14.01%	13.78%	13.05%	13.67%
Tier 1 capital (to risk-weighted assets)[2]	12.93%	12.95%	12.73%	12.01%	12.48%
Tier 1 capital (to average assets)[2]	11.35%	11.12%	11.15%	10.63%	10.91%
Equity to assets	12.14%	11.86%	11.96%	11.69%	11.52%
Tangible equity to tangible assets[1]	11.47%	11.19%	11.27%	10.99%	10.83%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$1	$235	$(86)	$9,859	$(60)
Annualized net charge-offs (recoveries) to average loans	0.000%	(0.003)%	(0.019)%	2.136%	(0.013)%
Nonperforming loans	$16,478	$16,529	$16,710	$16,530	$26,522
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$16,478	$16,529	$16,710	$16,530	$26,522
Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.10%	1.12%	1.14%	1.14%	1.29%
Nonperforming loans	121.58%	122.97%	122.33%	127.13%	90.27%
Nonperforming assets	121.58%	122.97%	122.33%	127.13%	90.27%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.91%	0.91%	0.93%	0.90%	1.43%

1
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.
2
Capital ratios presented herein are derived from the Call Report of The Bank of Princeton.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2026	2025	2025	2025	2025
	March	December	September	June	March
Net (loss) income (annualized)[1]	$25,262	$24,122	$25,653	$2,760	$21,811
Average equity[2]	272,318	267,971	263,088	264,878	264,034
Less: average intangible assets[3]	(17,084)	(17,280)	(17,493)	(17,701)	(17,929)
Average Tangible Equity	$255,234	$250,691	$245,595	$247,177	$246,105
Return on average tangible equity	9.90%	9.62%	10.45%	1.12%	8.86%

Net interest income	$18,858	$18,630	$19,619	$18,810	$18,757
Other income	2,451	2,119	1,908	2,251	2,190
Total revenue	21,309	20,749	21,527	21,061	20,947
Non-interest expenses	$13,415	$12,729	$13,917	$13,509	$13,792
Less: core deposit intangible amortization	(196)	(200)	(209)	(219)	(228)
Total operating expenses	$13,219	$12,529	$13,708	$13,290	$13,564
Adjusted efficiency ratio	62.03%	60.38%	63.68%	63.10%	64.75%

Total Assets	$2,253,767	$2,283,147	$2,229,090	$2,241,668	$2,318,097
Less: intangible assets	(16,961)	(17,157)	(17,357)	(17,566)	(17,784)
Tangible assets	$2,236,806	$2,265,990	$2,211,733	$2,224,102	$2,300,313
Stockholders’ equity	$273,599	$270,712	$266,607	$261,946	$266,987
Less: intangible assets	(16,961)	(17,157)	(17,357)	(17,566)	(17,784)
Tangible equity	$256,638	$253,555	$249,250	$244,380	$249,203
Tangible equity to tangible assets	11.47%	11.19%	11.27%	10.99%	10.83%

Tangible equity	$256,638	$253,555	$249,250	$244,380	$249,203
Shares outstanding (in thousands)	6,796	6,766	6,773	6,806	6,923
Tangible book value per share	$37.76	$37.48	$36.80	$35.91	$36.00

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
2
Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
3
Average intangible assets is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2026	2026	2026	2026	2025
	March	December	September	June	March
Net interest income	$18,858	$18,630	$19,619	$18,810	$18,757
FTE adjustment[1]	207	209	211	212	250
Net interest income FTE	$19,065	$18,839	$19,830	$19,022	$19,007
Net interest income FTE (annualized)[2]	$77,318	$74,743	$78,675	$76,297	$77,083
Average interest earning assets	2,104,262	2,108,657	2,063,990	2,129,246	2,164,911
Net interest margin FTE	3.67%	3.54%	3.81%	3.58%	3.56%

1
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.
2
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.